Exhibit 4.3
                    [FORM OF STOCK CERTIFICATE - FRONT SIDE]

NUMBER                                                                   SHARES
                            CHARTER FINANCIAL CORP.
                              WEST POINT, GEORGIA

COMMON STOCK                                                 CUSIP______________
                                             See reverse for certain definitions

This certifies that __________________is the record holder of ________________
 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE PER
                      SHARE, OF CHARTER FINANCIAL CORP.,

a corporation incorporated under the laws of the United States (the
"Corporation") . The shares evidenced by this Certificate are transferable only on the stock-transfer books of the Corporation by the holder of record hereof, in person or by attorney or legal representative, upon surrender of this
Certificate properly endorsed. The stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance
Corporation or any other government agency. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS HEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:

---------------------------                -------------------------------------
Secretary                                  President and Chief Executive Officer

                                     (SEAL)
                                           Countersigned and Registered:
                                           REGISTRAR AND TRANSFER COMPANY
                                           By:                    Transfer Agent

                                                                   and Registrar

                    (FORM OF STOCK CERTIFICATE - BACK SIDE)

     The shares represented by this certificate are issued subject to all the provisions of the Charter and Bylaws of CHARTER FINANCIAL CORP. (the
"Corporation"), as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents.  The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Charter.

     The Charter of the Corporation contains certain provisions, applicable for a period of five years from the date of CharterBank's reorganization into a mutual holding company, that restrict persons, other than First Charter, MHC, from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of in excess of 10% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"). The Charter contains a provision pursuant to which the shares beneficially held in excess of 10% the Voting Stock of the
Corporation are considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.
These restrictions are not applicable to underwriters in connection with a public offering of the common stock, certain reorganization transactions described in the Charter or to acquisitions of Voting Stock by the Corporation, any majority-owned subsidiary of the Corporation, or any tax-qualified employee stock benefit plan which is exempt from the approval requirements under
574.3(c)(1)(vii) of the Office of Thrift Supervision's regulations.  First
Charter, MHC the federally chartered mutual holding company of the Corporation
("Mutual Holding Company") will own in excess of 50% of the Common Stock of the
Corporation so long as the Mutual Holding Company remains in mutual form.

     The Corporation is authorized to issue more than one class of stock, including a class of Preferred Stock which may be issued in one or more series.
The Corporation will furnish to any stockholder, upon written request and without charge, within five days after receipt of such request, a full statement of the designations, preferences, limitations or relative rights of the shares of each class authorized to be issued and, as to shares of Preferred Stock, the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

     The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT -                           Custodian
TEN ENT - as tenants by the entireties                                                   (Cust)                          (Minor)
JT TEN - as joint tenants with right of survivorship and                      under Uniform Gifts to Minors
     not as tenants in common                                         Act
                                                                                                             (State)
                              Additional abbreviations may also be used though not in the above list.

     For value received,__________________________________________________________________________________________________________
hereby sell, assign and transfer unto ______________________________________________________________________ shares of Common
Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________________
as Attorney, to transfer the said shares on the books of the herein named Corporation, with full power of substitution.
Date: ____________________________________________________________________________________________________________________________
                                                       Signature

                                       Signature       ___________________________________________________________________________

                                                       NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every
                                                       Particular, without alteration or enlargement, or any change whatsoever.